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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2004

Dex Media East LLC
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

333-102395	42-1554575
(Commission File Number)	(IRS Employer Identification No.)

198 Inverness Drive West Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (303) 784-2900

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Financial Statements of Businesses Acquired.

          Not applicable.

  (b)
  Pro Forma Financial Information.

          Not applicable.

  (c)
  Exhibits

  99.1
  Press release, dated March 19, 2004.

Item 12. Results of Operations and Financial Condition.

        In a press release, dated March 19, 2004, Dex Media East LLC reported its financial results for the three months and the year ended December 31, 2003. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K. The original press release contained certain typographical errors which have been corrected for this filing.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Dex Media East LLC, has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 19, 2004

DEX MEDIA EAST LLC
By:	/s/ ROBERT M. NEUMEISTER, JR. Robert M. Neumeister, Jr. Chief Financial Officer and Executive Vice President

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 12. Results of Operations and Financial Condition.
Signature